Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report with respect to the financial statements and financial highlights of MainStay U.S. Government Liquidity Fund, one of the funds comprising MainStay Funds Trust, incorporated herein by reference, and to the references to our firm under the headings “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania February 23, 2023